Recent Stock Price (8/7/12)	$2.70
Market Capitalization	$34.2 mil.
Shares Outstanding	12.7 mil.
Fiscal Year-End	Dec. 31

OTC/BB: FCHS

www.myfchs.com

First Choice Healthcare Solutions (FCHS) is taking a fresh, innovative approach to the management of medical group practices by forming a network of efficient, professional Multi-Specialty Medical Centers through the acquisition of solo or group practices, or by developing new ones from the ground up. FCHS provides a broad range of high-quality management services to each Multi-Specialty Medical Center. Each center will be comprised of a mix of medical specialists to include orthopedics, neurology and pain management, and potentially others, with high usage of certain ancillary services. The Multi-Specialty Medical Centers will be housed in state-of-the-art facilities that will accommodate an array of diagnostic and rehabilitative services. This model allows physicians to focus on practicing medicine while providing patients with high-quality care and a superior experience. FCHS completed the acquisition of its first Multi-Specialty Medical Center in April 2012.

INVESTMENT HIGHLIGHTS

➢	2Q12 Financial Results: Generated medical revenue of $909,617 and positive operating income in first quarter of ownership of flagship Multi-Specialty Medical Center with facility operating at less than 10% of capacity.

➢	Leveraging Unprecedented Fundamental Shifts in the Multibillion-Dollar Healthcare Sector: Changes in the field of medicine are making it increasingly attractive from operational and financial standpoints for physicians to join FCHS Multi-Specialty Medical Centers to handle non-clinical practice management and drive efficiencies.

➢	Highly Scalable, Capital-efficient Business Model: FCHS expects its business model is scalable for expansion, and will produce fairly consistent and predictable cash flow from operations. The Company anticipates a benefit from economies of scale as new centers are added.

➢	Drives Practice Revenues and Operational Efficiencies, Captures Ancillary Services Revenues: Each center will include ancillary diagnostic and rehabilitative services that are frequently used by physicians in the Multi-Specialty Medical Centers, which support higher practice revenues and physician compensation.

➢	Proven Management Team: Executives have a history of successes and extensive sector-specific experience.

➢	Tremendous Growth Potential: Given the large number of physician group practices (100 centers would account for less than 1% of U.S. physicians), FCHS envisions virtually unlimited growth opportunities.

 FAVORABLE INDUSTRY DYNAMICS & COMPETITIVE ADVANTAGES

Physicians are burdened with rising costs and increasing time commitments related to non-clinical administrative functions such as overhead, staffing and regulatory compliance – without increases in patient reimbursement. Results: Less time for practicing medicine, higher patient dissatisfaction and an inability to maximize efficiencies.

At the same time, physicians face limited career options. They can join a hospital staff making them a cogs in the hospital system with a salary the effectively caps their income, join a traditional group practice, maintain their status quo and go it alone, or retire.

THE FCHS SOLUTION benefits physicians and patients. FCHS provides each Multi-Specialty Medical Center with:

➢	Proprietary patent-pending suite of reporting and management tools, state-of-the-art patient scheduling, leading-edge billing platform and paperless EMR

➢	Professional certified staffing

➢	High-exposure marketing directed toward primary care physicians as referral sources, as well as direct-to-consumer advertising

Physicians are allowed to retain their independence and focus their full attention on practicing medicine, free from the burden of non-clinical functions. FCHS offers physicians:

➢	First-rate administration functions and staffing in state-of-the-art medical centers

➢	Proven marketing expertise to drive patient acquisition

➢	Increased income from efficiencies

➢	The ability to share in bonuses & profits from FCHS unique business model.

Patients at enjoy a superior experience with a human touch that includes:

➢	Consistently high levels of service from best-in-class physicians

➢	State-of-the-are diagnostic and rehabilitative services in the same facility

➢	On-time appointments in pleasant surroundings

➢	Personalized attention and detail for follow up

➢	Centrally located services=convenient 1-stop shopping

THE FCHS BUSINESS MODEL

FCHS serves as the hub in its business model with the Multi-Specialty Medical Centers as spokes. Each center benefits from financial and operational efficiencies built into a scalable model. This infrastructure allows FCHS to select the most efficient partners and technology available to the medical industry, and bypass the burden and overhead of legacy systems.

FCHS has entered into a strategic arrangement with Medtrx, which offers unmatched expertise in medical billing and collections, to tailor a system specifically to accommodate FCHS Multi-Specialty Medical Centers.

Multi-Specialty Medical Center Model

Physician Structure

➢	Comprised of 8-10 high-performance physicians

➢	Clinical specialties include neurology, orthopedics and pain management, among other

➢	User of diagnostic equipment

Facility

➢	MRI, ultrasound, physical therapy, CT, aquatic therapy, sports therapy and X-Ray

➢	Capture revenue that is otherwise lost to others

➢	Revenues pooled and shared – 100% compliant with state and federal regulations

Multi-Specialty Medical Center Acquisition Profile

Direct acquisition costs of $500,000-$1 million Capital improvements

➢	$2-$3M leasehold improvements

➢	$2.5-$3M in diagnostic and rehabilitation equipment

Operational in 4-6 months including physician and site selection, vendor lead time and credentialing

Expansion Plan

2012: Flagship Center fully operational

2013: 2 additional centers

2015: 6-8 additional centers

MANAGEMENT TEAM

Chris Romandetti, President & CEO

➢	Medical practice consultant since 2007

➢	Managing member of Marina Towers, LLC since 2003

➢	Managing Member of C&K, LLC – property management company

➢	Director of Sunrise Bank

Kris Jones, VP of Medical Operations

➢	Previous director of multi-specialty, multi-physician, multi-location medical practice

➢	Experience in building efficiencies in acquired medical practices and streamlining cutting-edge technology solutions

➢	Human resources and staffing

Donald Bittar, CFO, Treasurer, Secretary & Director

➢	Previous President & Chairman of Associated Mortgage of North America, Inc., President of DA Bittar and Associates, Inc., and President & Chairman of Marine Telephone, Inc.

➢	Adjunct Professor at Florida Institute of Technology

➢	Frequent speaker at the National Association of Mortgage Bankers, National Council of Savings Institutions, Council of Presidents, New England Bankers Association and the National Corporate Cash Managers Association

RECENT MILESTONES

➢	Completed $7.55M refinance of corporate headquarters

➢	Obtained $500,000 revolving line of credit

➢	Acquired flagship Multi-Specialty Medical Center in 4/2/12

➢	Executed agreement with GE for $2.65M for equipment and build-out of ancillary facility

FINANCIAL HIGHLIGHTS

	2Q12	2Q11
Total Revenues	$1,192,033	$384,518
Net Patient Service Revenue	909,617	-
Rental Revenue	282,416	384,518
Operating Expenses	1,162,202	304,216
Net Income from Operations	29,831	80,302
Net (loss) Income	$(105,883)	$56,304

CONTACTS

At the Company:	Company Address:	Investor Contact:
Chris Romandetti, CEO	709 S. Harbor City Blvd.	Kris Jones
321-725-0090	Melbourne, FL 32901	kris@myfchs.com 800-914-0090 ex 131

The information contained herein was obtained from the management of First Choice Healthcare Solutions and other sources believed to be reliable. This does not constitute the solicitation of the purchase or sale of securities. Except for the historical information contained herein, the matters discussed in this document are forward-looking statements, the accuracy of which is subject to risks and uncertainties. Such forward-looking statements are based on current expectations, estimates, and projections about our industry, management beliefs, and certain assumptions made by our management.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements.  Please see First Choice’s most recent Form 10-K and Forms 10-Q for additional information about the company and related risks. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.   August 2012